Section 2: EX-99.1 (THIRD QUARTER EARNINGS PRESS RELEASE, DATED OCTOBER 30, 2013)

Exhibit 99.1
Carla Baca
Financial Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS NORMALIZED FFO OF $0.32 PER SHARE FOR THE THIRD QUARTER

NASHVILLE, Tennessee, October 30, 2013 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the third quarter ended September 30, 2013. Normalized FFO for the three months ended September 30, 2013 totaled $0.32 per diluted common share. Normalized FAD for the three months ended September 30, 2013 totaled $0.34 per diluted common share.

Salient highlights include:

•
During the third quarter, the Company purchased two medical office buildings totaling 286,000 square feet for a total purchase price of $77.5 million. Located on hospital campuses in South Bend, Indiana and Denver, Colorado, the properties are 91% leased and affiliated with CHE Trinity and University of Colorado Health.

•
In October, the Company acquired three medical office buildings totaling 242,000 square feet for a total purchase price of $76.8 million. Located on or adjacent to hospital campuses in Seattle, Charlotte, and Denver, the properties are 95% leased and affiliated with Providence Health & Services, CaroMont Health, and University of Colorado Health.

•
The Company renewed leases on 241,000 square feet with a retention rate of 82.1%. At its same store properties, the Company signed new leases for 121,000 square feet, increased occupancy to 91.0% and increased year-over-year revenue and NOI 1.9% for the third quarter.

•
The twelve development properties currently in stabilization (SIP) were 72% leased at the end of the third quarter, with occupancy increasing to 57%. Had all occupants been in place and paying rent for the entire quarter, NOI for the SIP properties would have been $2.4 million.

•
In September, Healthcare Realty purchased the orthopedic surgical facility in Springfield, Missouri, which was previously funded by the Company through a construction loan, for $102.6 million. The 186,000 square foot property is 100% leased to “AA-" rated Mercy Health.

•	The Company's leverage ratio was 40.6% at the end of the third quarter.

•	A dividend of $0.30 per common share was declared for the third quarter of 2013, which is 88.2% of normalized FAD.

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For the three months ended September 30, 2013, year-over-year revenues grew by $7.8 million to $84.8 million. The Company reported net income for the quarter of $19.8 million.
Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $3.1 billion in 199 real estate properties and mortgages as of September 30, 2013. The Company's 194 owned real estate properties are located in 28 states and total approximately 13.6 million square feet. The Company provides property management services to approximately 10.2 million square feet nationwide.
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Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2012 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Balance Sheets (1)
(amounts in thousands, except for share data)
(Unaudited)

ASSETS
Real Estate Properties:	9/30/2013	12/31/2012
Land	$165,325	$161,875
Buildings, improvements and lease intangibles	2,765,055	2,625,538
Personal property	9,217	8,739
Land held for development	17,054	25,171
Total real estate properties	2,956,651	2,821,323
Less accumulated depreciation	(610,402)	(580,617)
Total real estate properties, net	2,346,249	2,240,706
Cash and cash equivalents	7,160	6,776
Mortgage notes receivable	126,409	162,191
Assets held for sale and discontinued operations, net	9,084	3,337
Other assets, net	155,961	126,962
Total assets	$2,644,863	$2,539,972

LIABILITIES AND EQUITY
Liabilities:
Notes and bonds payable	$1,268,194	$1,293,044
Accounts payable and accrued liabilities	57,610	65,678
Liabilities of discontinued operations	1,024	131
Other liabilities	59,706	60,175
Total liabilities	1,386,534	1,419,028
Commitments and contingencies
Equity:
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 150,000 shares authorized; 95,873 and 87,514 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	959	875
Additional paid-in capital	2,324,140	2,100,297
Accumulated other comprehensive loss	(2,092)	(2,092)
Cumulative net income attributable to common stockholders	795,977	801,416
Cumulative dividends	(1,862,367)	(1,779,552)
Total stockholders’ equity	1,256,617	1,120,944
Noncontrolling interests	1,712	—
Total equity	1,258,329	1,120,944
Total liabilities and equity	$2,644,863	$2,539,972

(1)
The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Operations (1)
(amounts in thousands, except for share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues
Rental income	$79,256	$73,174	$233,319	$215,937
Mortgage interest	3,926	2,244	10,290	6,575
Other operating	1,579	1,519	4,544	4,659
	84,761	76,937	248,153	227,171
Expenses
Property operating	32,652	29,737	93,911	86,937
General and administrative	5,583	4,729	17,965	14,510
Depreciation	22,080	20,348	65,065	60,626
Amortization	2,607	2,529	7,856	7,555
Bad debt, net of recoveries	111	40	118	149
	63,033	57,383	184,915	169,777
Other Income (Expense)
Loss on extinguishments of debt	—	—	(29,638)	—
Interest expense	(17,043)	(18,881)	(55,738)	(55,741)
Interest and other income, net	256	203	705	618
	(16,787)	(18,678)	(84,671)	(55,123)

Income (Loss) From Continuing Operations	4,941	876	(21,433)	2,271

Discontinued Operations
Income from discontinued operations	914	1,554	3,879	7,127
Impairments	(6,259)	(2,860)	(9,889)	(7,197)
Gain on sales of real estate properties	20,187	6,265	21,970	9,696
Income From Discontinued Operations	14,842	4,959	15,960	9,626

Net Income (Loss)	19,783	5,835	(5,473)	11,897
Less: Net (income) loss attributable to noncontrolling interests	(18)	(20)	34	(40)
Net Income (Loss) Attributable To Common Stockholders	$19,765	$5,815	($5,439)	$11,857
Basic Earnings (Loss) Per Common Share:
Income (loss) from continuing operations	$0.05	$0.01	($0.24)	$0.03
Discontinued operations	0.16	0.07	0.18	0.12
Net income (loss) attributable to common stockholders	$0.21	$0.08	($0.06)	$0.15
Diluted Earnings (Loss) Per Common Share:
Income (loss) from continuing operations	$0.05	$0.01	($0.24)	$0.03
Discontinued operations	0.16	0.06	0.18	0.12
Net income (loss) attributable to common stockholders	$0.21	$0.07	($0.06)	$0.15
Weighted Average Common Shares Outstanding—Basic	93,443	76,713	89,871	76,535
Weighted Average Common Shares Outstanding—Diluted	94,836	78,021	89,871	77,799

(1)
The Condensed Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FFO and Normalized FFO (1) (2)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2013	2012
Net Income Attributable to Common Stockholders	$19,765	$5,815
Gain on sales of real estate properties	(20,187)	(6,265)
Impairments	6,259	2,860
Real estate depreciation and amortization	24,214	23,336
Total adjustments	10,286	19,931
Funds From Operations	$30,051	$25,746
Acquisition costs	504	—
Normalized Funds From Operations	$30,555	$25,746
Funds from Operations per Common Share—Diluted	$0.32	$0.33
Normalized Funds From Operations Per Common Share—Diluted	$0.32	$0.33
FFO Weighted Average Common Shares Outstanding	94,836	78,021
Normalized FFO Weighted Average Common Shares Outstanding	94,836	78,021

(1)
Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.”

(2)
FFO and Funds Available For Distribution (“FAD”) do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company’s operating performance or as alternatives to cash flow as measures of liquidity.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FAD and Normalized FAD (1)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2013	2012
Net Income Attributable to Common Stockholders	$19,765	$5,815
Gain on sales of real estate properties	(20,187)	(6,265)
Impairments	6,259	2,860
Depreciation and amortization	26,103	24,926
Provision for bad debt, net	112	39
Straight-line rent receivable	(2,162)	(1,481)
Straight-line rent liability	107	110
Stock-based compensation	1,146	935
Provision for deferred post-retirement benefits	218	266
Total non-cash items included in cash flows from operating activities	11,596	21,390
Funds Available For Distribution	$31,361	$27,205
Acquisition costs	504	—
Normalized Funds Available For Distribution	$31,865	$27,205
Funds Available For Distribution Per Common Share—Diluted	$0.33	$0.35
Normalized Funds Available For Distribution Per Common Share—Diluted	$0.34	$0.35
FAD Weighted Average Common Shares Outstanding	94,836	78,021
Normalized FAD Weighted Average Common Shares Outstanding	94,836	78,021

(1)
FFO and Funds Available For Distribution (“FAD”) do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company’s operating performance or as alternatives to cash flow as measures of liquidity.

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